Kovo LLC

(a North Carolina Limited Liability Company)

Form C

Disclosures in Reg CF Offering

[6/7/24]

EXHIBIT A:	RISKS OF INVESTING
EXHIBIT B:	INVESTMENT AGREEMENT
EXHIBIT C:	FORM OF SAFE
EXHIBIT D:	FINANCIAL STATEMENTS
EXHIBIT E:	BACKGROUND CHECKS

i

Form C

Company Disclosures

Purpose of This Form

A Company that wants to raise money using Regulation Crowdfunding must give certain information to prospective Investors, so Investors will have a basis for making an informed decision. The Securities and Exchange Commission, or SEC, has issued regulations at 17 CFR §227.201 listing the information companies must provide. This form – Form C – is the form used to provide that information.

Each heading below corresponds to a section of the SEC’s regulations. In some cases, we’ve provided instructions for the Company completing this form.

§227.201(a) – Basic Information About the Company

Name of Company	Kovo LLC
State of Organization (not necessarily where the Company operates, but the State in which the Company was formed)	North Carolina
Date Company Was Formed (from the Company’s Certificate of Incorporation)	3/21/24
Kind of Entity	Limited Liability Company
Street Address	301 Fair Lakes Dr. Wilmington NC, 28405-5322
Website Address	https://www.kovofitness.com

	Most Recent Fiscal Year	Previous Fiscal Year
Total Assets	N/A	N/A
Cash & Equivalents	N/A	N/A
Account Receivable	N/A	N/A
Short-Term Debt	N/A	N/A
Long-Term Debt	N/A	N/A
Revenues/Sales	N/A	N/A
Cost of Goods Sold	N/A	N/A
Taxes Paid	N/A	N/A
Net Income	N/A	N/A

Will the Company use a special purpose vehicle (SPV) in this offering?

YES

NO	X

If the Company intends to use an SPV, complete the following:

Name of SPV
State of Organization (not necessarily where the SPV operates, but the State in which it was formed)
Date SPV Was Formed (from the SPV’s Certificate of Incorporation)
Kind of Entity (Check One)
Street Address

§227.201(b) – Directors and Officers

Person #1

Name: Blaine Boyden
All positions with the Company and How Long for Each Position	Position: Founder	How Long: 3 months
Business Experience During Last Three Years (Brief Description)	Blaine has been developing Kovo, a fitness app targeting gamers while studying at the Wake Forest Business School. He recently graduated with a double major in Business Enterprise Management with a concentration in New Business Development and Economics. The app is currently in the MVP development phase, focusing on capturing early user feedback and adapting offerings. In addition to his app, he has 1.5 years of experience interning at The Siegfried Group in a variety of roles.
Principal Occupation During Last Three Years	Student
Has this Person Been Employed by Anyone Else During the Last Three Years?	x Yes No
If Yes, List the Name of the Other Employer(s) and its (their) Principal Business	Name: The Siegfried Group	Business: Leadership Advisory

Person #2

Name: William Togo
All positions with the Company and How Long for Each Position	Position: Co-Founder	How Long: 3 months
Business Experience During Last Three Years (Brief Description)	For the last three years, Will has been studying Finance at Drexel University. He graduated June, 2023 with a Bachelor’s of Science in Business Administration. Will did an internship at DiLaura Development from December 2022 to April 2023.
Principal Occupation During Last Three Years	Student
Has this Person Been Employed by Anyone Else During the Last Three Years?	x Yes No
If Yes, List the Name of the Other Employer(s) and its (their) Principal Business	Name: DiLaura Development	Business: Real Estate Development

§227.201(c) – Each Person Who Owns 20% or More of the Voting Power

Name	Blaine Boyden
Name
Name
Name
Name

§227.201(d) – The Company’s Business and Business Plan

Our Business

Kovo is a fitness app specifically designed for gamers, offering gamified fitness experiences, AI personalization, and community engagement. The app targets gamers who are interested in improving their physical fitness and those looking for a gamified fitness experience. While there are no direct competitors, some close competitors include Nerd Fitness, Zombies, Run!, PlayFitt, and Fitness RPG.

Kovo blends gaming and fitness, creating a unique and engaging experience for users. The app creates a sense of community, allowing users to connect, compete, and motivate each other. Users can create and customize avatars that reflect their fitness journey and gaming persona. The AI technology and algorithms personalize workouts and challenges based on user preferences and performance, enhancing the overall experience. However, the app does require balancing gaming and fitness elements effectively to ensure it remains engaging without becoming too complex. Balancing these aspects is crucial to maintaining user interest and achieving the desired fitness outcomes.

Currently, Kovo is in the MVP phase, focusing on early user feedback and adapting its offerings accordingly. The app is expected to transition from MVP to full launch within the next year, with ongoing feature enhancements based on user feedback. Plans include expanding features, increasing the user base, and exploring partnerships with gaming influencers and fitness brands. The development cost for Kovo is approximately $40,000, with the MVP developed for under $12,000. The pricing strategy includes a freemium model with premium subscriptions priced at $9.99 per month or $99.99 per year, though this is subject to change. The average annual customer value is estimated to be $18, based on industry averages.

Kovo has several opportunities, including the growing interest in gamified fitness, potential partnerships with gaming influencers and gyms, and the rapidly growing market. However, it also faces threats such as competition from other fitness and gaming apps and rapid changes in gaming and fitness trends.

Our People

Blaine, the founder of Kovo, recently graduated from Wake Forest University. He has a background in fitness and entrepreneurship, giving him a strong understanding of the fitness market and a passion for integrating gaming with physical fitness. His vision for Kovo is driven by his desire to create a platform that merges these two worlds seamlessly.

Will, the co-founder of Kovo, holds a degree in Finance from Drexel University. With years of experience in both athletics and gaming, Will brings a unique perspective to the Kovo team. His enthusiasm for the project and his expertise in finance and gaming contribute significantly to Kovo’s development and strategic direction.

§227.201(e) – Number of Employees

The Company currently has 2 employees, full time and part time.

§227.201(f) – Risks of Investing

Required Statement:

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, Investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Additional statement:

There are numerous risks to consider when making an investment such as this one and financial projections are just that - projections. Returns are not guaranteed. Conditions that may affect your investment include unforeseen construction costs, changes in market conditions, and potential disasters that are not covered by insurance. Review the attached Exhibit A: Risks of Investing for a more expansive list of potential risks associated with an investment in this Company.

§227.201(g) – Target Offering Amount and Offering Deadline

Required Statement:

The minimum amount the Company is trying to raise in this offering – our “target amount” – is $1,000. If we have not raised at least the target amount by September 26, 2024 – our “offering deadline” – then we will terminate the offering and return all the money to investors. Investments made by our principals and affiliates will count toward reaching the target amount.

If we do raise the target amount by the offering deadline then we will take the money raised and begin to use it. We will also continue trying to raise money up to our $300,000 maximum.

If we reach our target amount before the offering deadline we might close the offering early, but only if we provide at least five days’ notice of the new offering deadline.

Loupt Portal LLC will notify investors when and if the target amount has been raised.

§227.201(h) – Commitments that Exceed the Target Offering Amount

Will the Company accept commitments that exceed the Target Offering Amount?	X	Yes
		No
What is the maximum you will accept in this Offering (it may not exceed $5,000,000)?	$300,000
If Yes, how will the Company deal with the oversubscriptions?

We will reduce the subscription of every Investor (including those whose commitments made up the Target Offering Amount) on a pro-rata basis, so that every Investor who subscribes will be able to participate.

	X	We will accept subscriptions on a first-come, first-served basis.
		Other (explain):

§227.201(i) – How the Company Intends to Use the Money Raised in the Offering

The Company is Reasonably Sure it Will Use the Money as Follows:

If we raise the target amount of $1,000:

Use of Money	How Much (approximately)
Portal Fees	$60
Other Costs of the Offering (e.g., legal and accounting fees)	$0.00
Marketing & User Acquisition	$450.00
Development and Enhancement of Kovo App	$340.00
Operational Costs	$100.00
Partnerships and Collaborations	$50.00
TOTAL	$1,000

If we raise the maximum goal of $300,000:

Use of Money	How Much (approximately)
Portal Fees	$18,000
Other Costs of the Offering (e.g., legal and accounting fees)	$0.00
Marketing & User Acquisition	$135,000
Development and Enhancement of Kovo App	$102,000
Operational Costs	$30,000
Salaries	$15,000
TOTAL	$300,000

§227.201(j) – The Investment Process

To Invest

●	Review this Form C and the Campaign Page;

●	If you decide to invest, press the Invest Now button

●	Follow the instructions

The minimum amount you can invest in the offering is $100. Investments above the minimum may be made in increments of $1.00.

As part of the investment process, you will be asked to sign our Investment Agreement, which is attached as Exhibit B.

To Cancel Your Investment

You can cancel all or any portion of your investment commitment until 11:59 pm EST on September 24, 2024 (48 hours before the offering deadline).

To cancel your investment, send an email to contact@investloupt.com by that time and date. Include your name and the name of the Company.

If you do not cancel your investment commitment by that time and date, your money will be released to the Company upon closing of the offering, and you will receive securities in exchange for your investment.

For more information about the investment and cancellation process, see the Educational Materials on the Platform.

§227.201(k) – Material Changes

Required Statement

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled, and the committed funds will be returned.

§227.201(l) – Price of the Securities

The Company is offering “securities” in the form of Simple Agreements for Future Equity, or “SAFEs.”

A SAFE doesn’t really have a purchase price. If you buy a SAFE for $100 you get a $100 SAFE. The terms of the SAFEs are described below.

§227.201(m) – Terms of the Securities

Overview

The Company is offering “securities” in the form of Simple Agreements for Future Equity, or “SAFEs.”

Conversion on Future Equity Raise

If the Company raises at least $750,000 in the future from the sale of its stock (common or preferred), then the SAFE will convert into that same type of stock, but at a 15% discount.

EXAMPLE: Suppose you invest $5,000 in our SAFE. Later, we raise $1,000,000 by selling a Series A Preferred Stock at $10 per share. Your SAFE will convert to shares of Series A Preferred Stock. Your SAFE will convert at $8.50 per share. Hence, having invested $5,000, you will receive 588 shares.

Conversion on Sale or IPO

If the Company is sold or goes public, you will receive the greater of (i) the price you paid for the SAFE, or (ii) the amount you would receive if your SAFE had been converted to common stock at the fair market value of the common stock as implied by the sale, but again reduced by your discount.

EXAMPLE: Suppose you invest $5,000 in our SAFE. Later, before we have raised at least $1,000,000 of additional capital, the Company is sold for a price that implies that the fair market value of our common stock is $15 per share. If your SAFE converted to common stock at your discount, you would receive 392 shares. Therefore, you will receive in the sale the greater of $5,000 or the amount payable with respect to 392 shares of common stock.

Liquidation

If the Company liquidates before it raises at least $750,000 of capital or is sold, you will have the right to receive the amount you paid for your SAFE, without interest. However, your right to payment will be (i) subordinate to (behind) the rights of the Company’s creditors, and (ii) on a par with others who hold SAFEs or preferred stock.

Voting and Shareholder Rights

The SAFE does not give you any voting rights in the Company or other rights as a shareholder. However, if the Company pays a dividend, you will have the right to share in the dividend.

Limits on Transfer

Your SAFE may not be transferred without the Company’s consent.

Modification of SAFEs

The SAFEs may be modified by the Company and holders of 50% of the SAFEs outstanding, measured by investment amount. Thus, your SAFE may be modified without your consent.

Who Controls the Company

Blaine Boyden is the primary person in control of the company. He maintains over 20% voting power and handles all decisions in the company.

How the Exercise of Rights by Controlling Persons Could Affect You

The individuals who control the Company could take many actions that would affect the holders of the SAFEs, including these:

●	They could make bad decisions, harming the Company.

●	They could devote less time to the Company than it requires.

●	They could issue securities with rights superior to those of the SAFEs.

●	They could pay themselves excessive compensation.

●	They could hire friends or relatives and pay them more than they’re worth.

●	They could enter into leases, loans, and other contracts with the Company on terms that are not fair to the Company.

●	They could sell the Company too soon, before it has achieved its full potential, or too late, after the best opportunities have passed.

Obligation to Contribute Capital

Once you pay for your SAFE you will have no obligation to contribute more money to the Company, and you will not be personally obligated for any debts of the Company. However, under some circumstances you could be required by law to return some or all of a distribution you receive from the Company.

Preemptive Rights

Owners of SAFEs to not have preemptive rights, i.e., the right to buy securities issued by the Company in the future.

Risks Associated with Minority Ownership

Owning a minority interest in a Company comes with risks, including these:

●	The risk that the person running the Company will do a bad job.

●	The risk that the person running the Company will die, become ill, or just quit, leaving the Company in limbo.

●	The risk that your interests and the interests of the person running the Company aren’t really aligned.

●	The risk that you will be “stuck” in the Company forever.

●	The risks that the actions taken by the person running the Company – including those listed above under “How the Exercise of Rights by Controlling Persons Could Affect You” – won’t be to your liking or in your interest.

Other Classes of Securities

Immediately before the offering of SAFEs, the Company had the following securities outstanding:

Type	Number or Amount	Characteristics (Voting Rights, Etc.)
LLC Interests	100%	Voting Rights

§227.201(n) – The Funding Portal

The Company is offering its securities through Loupt Portal LLC, which is a “Funding Portal” licensed by the Securities and Exchange Commission and FINRA. The SEC File number is 7-446 and the Funding Portal Registration Depository (FPRD) number is 328217.

§227.201(o) – Compensation of the Funding Portal

The Company will compensate Loupt Portal LLC as follows:

●	An administrative fee of $0.00 plus

●	A success fee equal to 6.00% of the amount raised.

Loupt Portal LLC owns no interest in the Company, directly or indirectly, and will not acquire an interest as part of the Offering [(except for the compensation described above)], nor is there any arrangement for Loupt Portal LLC to acquire an interest.

§227.201(p) – Indebtedness of the Company

The company has no material indebtedness.

§227.201(q) – Other Offerings of Securities within the Last Three Years

The company has no other offerings of securities within the last three years.

§227.201(r) – Transactions Between the Company and “Insiders”

The company has no transactions between the Company and “Insiders”.

§227.201(s) – The Company’s Financial Condition

Liquidity

Given the recent formation of the LLC and the lack of significant financial activities, the company’s liquidity is minimal. The company is currently reliant on initial capital contributions and potential future investments to meet its operational needs.

Capital Resources

The LLC’s capital resources are currently limited to the initial contributions from its founders. The company is actively seeking additional capital through the current offering to finance its operational activities and growth plans.

Historical Results of Operations

As the LLC was formed two months ago, there are no historical results of operations to report at this time. Future reports will include operational results as they become available.

Changes and Trends

Due to the LLC’s recent formation, there have been no significant changes or trends that could impact the business. The company is focused on establishing its operations and securing initial funding.

§227.201(t) – The Company’s Financial Statements

Our financial statements are attached as Exhibit D: Financial Statements

§227.201(u) – Disqualification Events

Explanation for Investors

A Company is not allowed to raise money using Regulation Crowdfunding if certain designated people associated with the Company (including its directors or executive officers) committed certain prohibited acts (mainly concerned with violations of the securities laws) on or after May 16, 2016. (You can read more about those rules in the Educational Materials posted on investloupt.com). This item requires a Company to disclose whether any of those designated people committed any of those prohibited acts before May 16, 2016.

A Company called North Capital ran background checks on the principals of the Company (i.e., those covered by this rule). You can see the North Capital reports attached as Exhibit E: Background Checks. The company has also engaged North Capital Private Securities Corporation as the Escrow Facilitator for the offering.

For the Company, the answer is No, none of the designated people committed any of the prohibited acts, ever.

§227.201(v) – Updates on the Progress of the Offering

You can track our progress in raising money for the offering on the Platform.

227.201(w) – Annual Reports for the Company

We will file a report with the Securities and Exchange Commission annually and post the report on our website at www.investloupt.com no later than 120 days after the end of each fiscal year.

It’s possible that at some point, the Company won’t be required to file anymore annual reports. We will notify you if that happens.

§227.201(x) – Our Compliance with Reporting Obligations

The Company has never raised money using Regulation Crowdfunding before, and therefore has never been required to file any reports.

§227.201(y) – Other Important Information Prospective Investors Should Know About

Kovo is positioned at the crossroads of two fast-growing industries: gaming and fitness. The project is driven by a passionate founder with a clear vision for the future. The local tech and startup community offers ample opportunities for growth and collaboration. The neighborhood where Kovo is located is known for its strong community support for startups and has seen significant economic growth in recent years, with new businesses and infrastructure developments enhancing its appeal. Overall, Kovo is a promising venture due to its innovative concept and the supportive environment and strong foundation it is built upon.

Kovo LLC

Signature Page for Form C

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (17 CFR §227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

Kovo LLC

DATED: 6/7/24	By	/s/ Blaine Boyden
Blaine Boyden, Founder

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (17 CFR §227.100 et seq.), this Form C has been signed by the following persons in the capacities and on the dates indicated.

/s/ Blaine Boyden	6/7/24
Blaine Boyden, Founder	Date

/s/ William Togo	6/7/24
William Togo, Co-founder	Date